EXHIBIT 99.2

GOLDEN CYCLE GOLD CORPORATION AMENDS MERGER AGREEMENT WITH
ANGLOGOLD ASHANTI TO INCREASE MERGER CONSIDERATION AND PLANS FOR
SPECIAL MEETING OF SHAREHOLDERS

(May 29, 2008) Further to its announcement on January 14, 2008 related to the acquisition of Golden Cycle Gold Corporation (Golden Cycle) by AngloGold Ashanti Limited (AngloGold Ashanti) through a merger transaction (the Transaction) in which Golden Cycle’s shareholders will receive consideration consisting of AngloGold Ashanti American Depository Shares (ADSs), Golden Cycle is pleased to announce that the agreement regulating the implementation of the Transaction (the Merger Agreement) has been amended, as described below, and AngloGold Ashanti’s registration statement on Form F-4 (the Registration Statement) as required to register the AngloGold Ashanti ADSs to be issued to Golden Cycle shareholders has been updated and filed with the United States Securities and Exchange Commission (SEC).

The principal amendments to the Merger Agreement, as reflected in the updated Registration Statement, are as follows:

•

the consideration that Golden Cycle shareholders will receive in the Transaction has been adjusted from 0.29 AngloGold Ashanti ADSs to 0.3123 AngloGold Ashanti ADSs per share of Golden Cycle’s common stock to take account of the AngloGold Ashanti rights offering (the rights offering), the final terms of which were announced on May 23, 2008, so as to place holders of Golden Cycle common stock in the same economic position after the rights offering as they were before the rights offering (holders of Golden Cycle common stock will not participate in the rights offering as they will not be registered holders of AngloGold Ashanti ADSs by the record date of the rights offering);

•

the treatment of options to acquire shares of Golden Cycle common stock has been changed. Under the terms of the Merger Agreement as originally executed on January 11, 2008 it was intended that options to acquire shares of Golden Cycle common stock would be converted into options to acquire AngloGold Ashanti ADSs under AngloGold Ashanti’s various employee share incentive schemes. Subsequently it has been determined that this will not be possible under the rules of these schemes. Therefore, a cashless exercise for the options to purchase Golden Cycle common stock (determined using a Black Scholes calculation and to be settled by the issue of AngloGold Ashanti ADSs) has been agreed; and

•	the unpaid costs and expenses to Golden Cycle as a condition to closing the Transaction has been increased from US$200,000 to US$275,000.

The special meeting of Golden Cycle shareholders, to consider, and vote upon, resolutions required to be approved to implement the Transaction, is planned to be convened June 30, 2008. The meeting will be held at the Elks Lodge, 367 North 3rd Street, Victor, Colorado at 10:00 a.m. local time. Should Golden Cycle shareholders approve these resolutions at the special meeting, the Transaction will then be implemented.

Golden Cycle Gold Corporation is listed on the NYSE-Arca Exchange, trading under the symbol “GCGC”.

Legal Advisor:  Dorsey & Whitney LLP

Source:  Golden Cycle Gold Corporation

R. Herbert Hampton, President & CEO of Golden Cycle Gold Corporation, +1-719-471-9013

This press release includes forward-looking statements involving known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from projected results. These include but are not limited to the timing of the Transaction, anticipated liquidity and premium to market represented by AngloGold Ashanti ADSs, anticipated satisfaction of closing conditions related to the

Transaction and other statements that are not historically statements of fact. Please refer to a discussion of these and other factors in Golden Cycle Gold Corporation’s 10-K, 10-Q and other Securities and Exchange Commission filings which will be provided to you upon request. You should not place undue reliance on forward-looking statements. We undertake no obligation to update any forward-looking statement.

This communication is being made in respect of the proposed merger transaction involving and Golden Cycle and AngloGold Ashanti. In connection with the proposed transaction, AngloGold Ashanti will file with the SEC a registration statement on Form F-4 and Golden Cycle will mail a proxy statement/prospectus to its stockholders, and each will be filing other documents regarding the proposed transaction with the U.S. Securities and Exchange Commission (“SEC”) as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to Golden Cycle’s stockholders. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about AngloGold Ashanti and Golden Cycle, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Golden Cycle Gold Corporation, 1515 S. Tejon, Suite 201, Colorado Springs, CO 80906, Attention: Chief Executive Officer, (719) 471-9013, or to AngloGold Ashanti LImited, 76 Jeppe Street, Newtown, 2001 PO Box 62117 Marshalltown 2107 Johannesburg 2001 T3 00000 South Africa, Attention: Investor Relations, +27 11 637 6385.

AngloGold Ashanti, Golden Cycle and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Golden Cycle’s directors and executive officers is available in Golden Cycle’s proxy statement filed on Schedule 14A for its 2007 annual meeting of stockholders and Golden Cycle’s 2007 Annual Report on Form 10-K, and information regarding AngloGold Ashanti’s directors and executive officers is available in AngloGold Ashanti’s 2007 Annual Report on Form 20-F. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.